UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported): January 5, 2019

National Vision Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38257	46-4841717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2435 Commerce Avenue
Bldg. 2200
Duluth, Georgia 30096-4980
(770) 822-3600
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2019, National Vision Holdings, Inc. (the “Company”) announced that Jeff McAllister will transition from his current position as the Company’s Chief Operating Officer (“COO”), effective as of January 10, and will continue his relationship with the Company in a new position as Special Advisor to the Board (“Special Advisor”). The change in Mr. McAllister’s position was prompted by Mr. McAllister and the Company reorganizing in a way that modified the current role and responsibilities of the COO. Mr. McAllister agreed that he would serve as a Special Advisor and serve in such capacity through December 31, 2020. The COO responsibilities will be assumed by Reade Fahs, the Company’s Chief Executive Officer.

In connection with Mr. McAllister’s new role, on January 10, 2019, the Company entered into a term sheet with Mr. McAllister, the material terms of which are as follows: (i) Mr. McAllister will serve as Special Advisor, reporting directly to the Company’s Board of Directors, through December 31, 2020 or such earlier date that Mr. McAllister resigns for any reason or is terminated for “cause” (as defined in the term sheet); (ii) Mr. McAllister’s base salary for 2019 will be $591,000 and for 2020 will be $606,000 and his other compensation and benefits will remain the same as in effect immediately prior to the change in role; provided that, if Mr. McAllister’s annual bonus for either 2019 or 2020 would result in a bonus that is less than target annual bonus, Mr. McAllister would instead receive the target bonus amount; (iii) while Mr. McAllister remains Special Advisor, his outstanding options will generally continue to vest in the ordinary course; provided that performance-vesting options that are scheduled to vest based on performance in 2019 and 2020 will vest at the end of the applicable performance period based solely upon continued employment through the applicable date; and (iv) in the event that Mr. McAllister resigns prior to the expiration of the employment term, provided that he is not in violation of his restrictive covenant agreement, Mr. McAllister will continue to receive his base salary and annual bonus, as well as continue to vest into the options, as if no such termination of employment has taken place.

Item 7.01 Regulation FD Disclosure.

There are no material changes to the Company’s business performance since the Company’s third quarter earnings release and investor call on November 13, 2018.

The information included in this Current Report on Form 8-K is being furnished under Item 7.01, “Regulation FD Disclosure” of Form 8-K. As such, the information herein shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

National Vision Holdings, Inc.

Date: January 10, 2019	By:	/s/ Mitchell Goodman
	Name:	Mitchell Goodman
	Title:	Senior Vice President, General Counsel and Secretary